EXHIBIT 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-1 on Form S-3 of Kodiak Oil & Gas Corp. of the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2006, which appear in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Frederic D. Sewell, P.E.
Frederic D. Sewell, P.E.
Chairman and Chief Executive Officer

May 11, 2007